                                                                    EXHIBIT 99.3

                                                                [SPSS INC. LOGO]

FOR IMMEDIATE RELEASE:
February 15, 2005
Contact:          Marc Brailov                  Joe Pittman
                  SPSS Inc.                     Ashton Partners
                  Investor Relations            Investor Relations
                  312.651.3459                  312.553.6747
                  E-mail: mbrailov@spss.com     E-mail: spss@ashtonpartners.com


          SPSS INC. REPORTS 2004 FOURTH QUARTER AND FISCAL YEAR RESULTS
               Record Revenues Driven By Increase In New Licenses

CHICAGO, Ill. (USA), Feb. 15, 2005 -- SPSS Inc. (NASDAQ: SPSS), a leading provider of predictive analytics technology and services, today announced results for its fourth quarter and fiscal year ended December 31, 2004.

In the 2004 fourth quarter, revenues were a record $60.5 million compared to $57.8 million in the quarter ended December 31, 2003. License revenues were $27.7 million compared to $26.2 million in the same period last year. Diluted earnings per share were $0.20 including a $1.5 million pretax write-off of fixed assets, compared with $0.34 in 2003, which included a one-time income tax benefit of $2.3 million.

Revenues for the 2004 fiscal year were the highest in the company's history, totaling $224.1 million compared to $208.4 million in 2003. License revenues were $95.8 million compared to $91.5 million in 2003. Diluted earnings per share in 2004 were $0.31 compared to $0.53 in the 2003 fiscal year. Results in 2004 include unusual pre-tax charges of approximately $6.5 million. As of December 31, 2004, cash was $37.1 million and cash flow from operating activities was $12.2 million.

"We had a good fourth quarter," said Jack Noonan, SPSS president and chief executive officer. "License revenues increased across all major offerings, geographic markets and customer segments. Sales of SPSS data mining and statistical tools were at record levels, resulting in yet another quarter of double-digit growth. We also saw higher revenues from our new predictive applications, including a hard-fought competitive win at a leading financial services firm. These results were achieved without closing any seven-figure transactions in the quarter. Instead, we increased the number of high five-figure and low six-figure contracts. Overall, this was a positive end to a challenging year."

Noonan continued, "Quick rebounds in performance from the third quarter in Japan and the United Kingdom enabled us to build on the growing revenues we've seen all year in the United States. Growth in maintenance revenues remained strong. Services revenues declined as we continued to focus on data mining and predictive applications consulting."

Organizations with which SPSS signed significant software license or service agreements in the quarter included: Analytical Information System Inc.; Aon UK Ltd.; Canon Inc.; Capital One; Centers for Disease Control and Prevention; Connecticut State University System; Fortis Insurance Ltd.; Fuji Xerox Co. Ltd.; Harley-Davidson; HP Hood; Iowa State University; Kelley Blue Book; Millward Brown; National Research Center, Inc.; NTT Docomo; Orbit GmbH; Pacific Crest Research Group; Pulte Homes Inc.; Synovate; Telstra; The Ohio State University; U.S. Drug Enforcement Administration; U.S. Bureau of Alcohol, Tobacco and Firearms and Windber Medical Center.

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Noonan concluded, "SPSS has a strong market position going into 2005. Predictive analytics is now recognized as an emerging market distinct from traditional business intelligence, as International Data Corporation (IDC) recently confirmed. Industry analysts have identified SPSS as a market leader in this space. We plan to build on this momentum throughout 2005."

OUTLOOK AND GUIDANCE

Raymond Panza, SPSS executive vice president and chief financial officer, said, "Our revenue growth should continue to be driven by increases in our predictive analytic tools. We also expect a more significant contribution from applications sales. However, service revenues should be flat as we continue to transition to higher-margin revenue. Overall, we anticipate extended sales cycles involving mostly low- to medium-sized transactions."

Panza continued, "While our earnings growth is most dependent on increasing revenues, we will continue reducing expenses wherever possible to improve the operating leverage of our business. These cost reduction programs will result in approximately $1.0 million pretax charges to be incurred during the 2005 first quarter."

Panza concluded, "We expect revenues in the first quarter of 2005 to be between $56 and $58 million, with diluted earnings per share of between $0.05 and $0.10. For the fiscal year 2005, we expect revenues to be between $230 and $235 million, with diluted earnings per share of between $0.65 and $0.75, excluding any charges related to the expensing of stock options as required under FAS 123R."

CONFERENCE CALL

The company will host a conference call at 9:00 a.m. CST on Feb. 16, 2005, to discuss its results. The live call will be broadcast online at www.spss.com/invest. Those interested in participating in the live call should dial 800.901.5247 in the United States and 617.786.4501 internationally. The live call passcode is 33475962. A replay will be available via phone for one week after the call. In order to access it, participants should dial
888.286.8010 in the United States or 617.801.6888 internationally. Access code 21439868 is required for the replay. An archived version of the call will also be made available online at www.spss.com/invest approximately two hours after the live call.

ABOUT SPSS INC.

SPSS Inc. (NASDAQ: SPSS) is a leading worldwide provider of predictive analytics software and solutions. The company's predictive analytics technology connects data to effective strategic action by drawing reliable conclusions about current conditions and critical future events. More than 250,000 commercial, academic, and public sector customers rely on SPSS technology to help increase revenue, reduce costs, improve important processes, and detect and prevent fraud. More than 95 percent of the Fortune 1000 companies are SPSS customers. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For additional information, please visit www.spss.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by phrases such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "could," "designed," "should be" and other similar expressions which denote expectations of future events rather than statements of fact. These forward-looking statements involve factors that are subject to risks and uncertainties. These risks and uncertainties, which may not be currently ascertainable and many of which are beyond the Company's control, may cause the Company's actual results, performance or achievements to be materially different than the results, performance or achievements expressed in or implied by the forward-looking statements. By way of example, and not limitation, known risks and uncertainties include changes in economic conditions (especially in the international markets to which a significant portion of the Company's revenues are attributed), the Company's ability to achieve its earnings goals, rapid technology changes, delays in software development and related product release schedules, changes in product demand and acceptance, the availability of competitive products and services at prices below the Company's prices and international currency exchange rates. These, and other risks and uncertainties, are described more fully in the Company's filings with the Securities and Exchange Commission ("SEC"). Copies of these filings are available either on the SEC's website at www.sec.gov or from the Company's investor relations department. In light of these risks and uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that any future results, performance or achievements will be attained. These forward-looking statements speak only as of the date on which they are made. The Company assumes no obligation to update the forward-looking statements contained in this press release.
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                           SPSS INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)

                                                             Three Months Ended December 31,
                                                         ---------------------------------------
                                                                                                             % of Total Revenue
                                                                                           Yr/Yr             ------------------
                                                           2004             2003           % Chg.           2004             2003
                                                           ----             ----           ------           ----             ----
Net revenues:
 License                                                 $ 27,706         $ 26,176             6%              46%              46%
 Maintenance                                               25,130           23,355             8%              42%              40%
 Service                                                    7,626            8,233            -7%              12%              14%
                                                         --------         --------                        --------         --------

Total net revenues                                         60,462           57,764             5%             100%             100%

Operating expenses:
 Cost of license and maintenance revenues                   3,943            5,093           -23%               7%               9%
 Cost of license and maintenance revenues -
    software write offs                                         -            1,961          -100%                -               3%
 Sales, marketing and services                             32,977           31,599             4%              54%              55%
 Research and development                                  12,611           11,704             8%              21%              20%
 General and administrative                                 7,231            4,551            59%              12%               8%
 Special general and administrative                             -            6,104          -100%                -              11%
                                                         --------         --------                        --------         --------
Operating expenses                                         56,762           61,012            -7%              94%             106%
                                                         --------         --------                        --------         --------

Operating income (loss)                                     3,700           (3,248)            NM               6%              -6%

Other income (expense):
 Net interest (expense) income                               (111)              69             NM                -                -
 Gain on divestiture of Sigma-series product line              82            8,577           -99%                -              15%
 Other income                                               1,446              420           244%               2%               1%
                                                         --------         --------                        --------         --------

Other income                                                1,417            9,066           -84%               2%              16%
                                                         --------         --------                        --------         --------

Income before income taxes                                  5,117            5,818           -12%               8%              10%

Income tax expense (benefit)                                1,543             (349)            NM               2%              -1%
                                                         --------         --------                        --------         --------
Net income                                               $  3,574         $  6,167           -42%               6%              11%
                                                         ========         ========                        ========         ========

Basic net income per common share                        $   0.20         $   0.35           -42%

Diluted net income per common share                      $   0.20         $   0.34           -41%

Share data:
Shares used in basic per share computation                 17,626           17,679             0%

Shares used in diluted per share computation               17,711           18,103            -2%


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                           SPSS INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)

                                                               Year Ended December 31,
                                                      ----------------------------------------
                                                                                                       % of Total Revenue
                                                                                        Yr/Yr          ------------------
                                                         2004           2003            % Chg.         2004           2003
                                                         ----           ----            ------         ----           ----
Net revenues:
 License                                              $  95,819      $  91,473              5%            43%            44%
 Maintenance                                             97,735         83,557             17%            44%            40%
 Service                                                 30,520         33,337             -8%            13%            16%
                                                      ---------      ---------                      ---------      ---------

Total net revenues                                      224,074        208,367              8%           100%           100%

Operating expenses:
 Cost of license and maintenance revenues                14,642         14,359              2%             7%             7%
 Cost of license and maintenance revenues -
    software write offs                                       -          1,961           -100%              -             1%
 Sales and marketing and services                       129,987        123,454              5%            58%            59%
 Research and development                                47,765         44,167              8%            21%            21%
 General and administrative                              25,104         18,194             38%            11%             9%
 Special general and administrative expenses                  -          6,104           -100%              -             3%
                                                      ---------      ---------                      ---------      ---------
Operating expenses                                      217,498        208,239              4%            97%           100%
                                                      ---------      ---------                      ---------      ---------

Operating income                                          6,576            128              NM             3%              -

Other income (expense):
 Net interest expense                                      (282)           (42)           571%              -              -
 Gain on divestiture of Sigma-series product line            82          8,577            -99%              -             4%
 Other income                                             1,680          1,798             -7%             1%             1%
                                                      ---------      ---------                      ---------      ---------

Other income                                              1,480         10,333            -86%             1%             5%
                                                      ---------      ---------                      ---------      ---------

Income before income taxes                                8,056         10,461            -23%             4%             5%

Income tax expense                                        2,513          1,147            119%             2%             1%
                                                      ---------      ---------                      ---------      ---------

Net income                                            $   5,543      $   9,314            -40%             2%             4%
                                                      =========      =========                      =========      =========

Basic net income per common share                     $    0.31      $    0.54            -43%

Diluted net income per common share                   $    0.31      $    0.53            -42%

Share data:
Shares used in basic per share computation               17,671         17,351              2%

Shares used in diluted per share computation             17,884         17,562              2%

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                           SPSS INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              DECEMBER 31,               DECEMBER 31,
                                                                  2004                       2003
                                                         ------------------------    ----------------------
ASSETS
Current assets
     Cash and cash equivalents                                       $    37,107               $    36,101
     Accounts receivable, net                                             50,007                    49,317
     Inventories                                                             789                     1,444
     Deferred income taxes                                                12,234                    14,023
     Prepaid income taxes                                                  2,382                     3,996
     Prepaid expenses and other current assets                             5,248                     7,931
                                                         ------------------------    ----------------------
        Total current assets                                             107,767                   112,812

Property, equipment and leasehold improvements, net                       21,480                    27,771
Restricted cash                                                                -                       190
Capitalized software development costs, net                               28,178                    26,826
Goodwill                                                                  42,197                    42,253
Intangibles, net of accumulated amortization                               3,278                     3,380
Noncurrent deferred income taxes                                          26,129                    13,142
Other noncurrent assets                                                    1,614                     2,633
                                                         ------------------------    ----------------------
        Total assets                                                 $   230,643               $   229,007
                                                         ========================    ======================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Notes payable                                                   $     2,500               $     2,500
     Accounts payable                                                      6,127                     7,169
     Sales and value added taxes payable                                   3,290                     2,863
     Deferred revenues                                                    62,148                    59,051
     Other accrued liabilities                                            23,757                    24,600
                                                         ------------------------    ----------------------
        Total current liabilities                                         97,822                    96,183

Noncurrent notes payable                                                   3,381                     5,951
Noncurrent deferred income taxes                                             632                       632
Other noncurrent liabilities                                                 981                     1,181

Common stock subject to repurchase                                             -                     5,421

Stockholders' equity
     Common Stock                                                            177                       173
     Additional paid-in capital                                          152,477                   148,202
     Deferred compensation                                                  (145)                     (385)
     Accumulated other comprehensive loss                                 (8,450)                   (6,576)
     Accumulated deficit                                                 (16,232)                  (21,775)
                                                         ------------------------    ----------------------
        Total stockholders' equity                                       127,827                   119,639
                                                         ------------------------    ----------------------
        Total liabilities and stockholders'  equity                  $   230,643               $   229,007
                                                         ========================    ======================

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                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                    YEAR ENDED
                                                                                   DECEMBER 31,
                                                                            -------------------------
                                                                              2004             2003
                                                                            --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                              $  5,543         $  9,314
    Adjustments to reconcile net income to net cash
      provided by operating activities:
          Depreciation and amortization                                       16,405           15,791
          Deferred income taxes                                              (11,190)           1,891
          Gain on sale of product line                                           -             (8,577)
          Write-off of software to cost of revenues                              -              2,147
          Write-off of internal use software and acquired technology           1,505            4,447
          Noncash services expenses (recoveries)                              (1,125)           1,312
          Gain from property disposals                                          (771)             -
          Changes in assets and liabilities:
             Accounts receivable                                                 969            3,396
             Inventories                                                         691              726
             Prepaid expenses                                                   (236)           3,423
             Restricted cash                                                     190            1,404
             Accounts payable                                                 (1,253)          (5,292)
             Accrued expenses                                                   (505)          (7,484)
             Accrued income taxes                                              1,467           (6,755)
             Deferred revenues                                                 1,747            5,872
          Other, net                                                          (1,237)             444
                                                                            --------         --------

Net cash provided by operating activities                                     12,200           22,059
                                                                            --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                     (5,477)          (2,573)
     Capitalized software development costs                                   (9,021)          (9,610)
     Repurchase of common stock issued for acquisition                        (5,421)             -
     Proceeds from the divestiture of Sigma-series product line                3,000            9,000
     Proceeds from property disposal                                           2,633              -
     Consideration for acquisitions                                              -             (1,000)
                                                                            --------         --------

Net cash used in investing activities                                        (14,286)          (4,183)
                                                                            --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings (repayments) under line-of-credit agreements              (2,570)             (49)
     Proceeds from issuance of common stock                                    4,279            2,357
                                                                            --------         --------

Net cash provided by financing activities                                      1,709            2,308
                                                                            --------         --------

Effect of exchange rate on cash                                                1,383            1,427
                                                                            --------         --------

Net change in cash and cash equivalents                                        1,006           21,611
Cash and cash equivalents at beginning of period                              36,101           14,490
                                                                            --------         --------
Cash and cash equivalents at end of period                                  $ 37,107         $ 36,101
                                                                            ========         ========